                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                           -------------------------

                                   FORM T-1


                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


            Check if an application to determine eligibility of a
                 trustee pursuant to Section 305(b)(2)
                                                       ------

                           ------------------------

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)


                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)


                         ----------------------------

                                 Salomon Inc.
              (Exact name of obligor as specified in its charter)

     Delaware                                   22-1660266
     (State or other jurisdiction of            (I.R.S. employer
     incorporation or organization)             identification no.)

     Seven World Trade Center
     New York, New York                         10048
     (Address of principal executive offices)   (Zip Code)


                           -------------------------

                            Senior Debt Securities
                      (Title of the indenture securities)

Item 1.     General Information.

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.

            Federal Reserve Bank of New York, New York, NY
            33 Liberty Street,
            New York, NY

            Federal Deposit Insurance Corporation, Washington, D.C.

       (b)  Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.     Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.

Item 16.    List of Exhibits
            ----------------

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 -  Copy of Articles of Association of the Trustee, as now
                         in effect. (Exhibit 1 to T-1 Registration Statement No. 2-79983)

            Exhibit 2 -  Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

            Exhibit 3 -  Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4- Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5-  Not applicable.

            Exhibit 6- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7- Copy of the latest Report of Condition of Citibank, N.A. as of March 31, 1994 - attached)

            Exhibit 8-  Not applicable.

            Exhibit 9-  Not applicable.



                            -----------------------

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of August, 1994.


                                                CITIBANK, N.A.


                                                By  /s/ Arthur W. Aslanian
                                                    -------------------------
                                                    Arthur W. Aslanian
                                                    Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                CITIBANK, N. A.

of New York in the State of New York, at the close of business on March 31, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency North-eastern District.


                                     ASSETS


                                                                     Thousands
                                                                     of dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin............  $  6,452,000
    Interest-bearing balances.....................................     7,339,000
Securities:
    Held-to-maturity securities...................................     3,923,000
    Available-for-sale securities.................................     9,604,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
  Federal funds sold..............................................     1,416,000
  Securities purchased under agreements to resell.................     3,128,000
Loans and lease financing receivables:
    Loans and leases, net of unearned income......................  $116,456,000
    LESS: Allowance for loan and lease losses.....................     3,578,000
    Loans and leases, net of unearned income and allowance........   112,878,000
Assets held in trading accounts...................................    38,412,000
Premises and fixed assets (including capitalized leases)..........     3,107,000
Other real estate owned...........................................     3,170,000
Investments in unconsolidated subsidiaries and associated
  companies.......................................................     1,008,000
Customers' liability to this bank on acceptances outstanding......     1,368,000
Intangible assets.................................................        15,000
Other assets......................................................     7,397,000
                                                                    ------------
TOTAL ASSETS......................................................  $199,217,000
                                                                    ============

                                  LIABILITIES
Deposits:
    In domestic offices.........................................  $ 34,936,000
      Noninterest-bearing........................   $ 12,668,000
      Interest-bearing...........................     22,268,000
                                                    ------------
    In foreign offices, Edge and Agreement subsidiaries, and
     IBFs.......................................................   100,380,000
       Noninterest-bearing.......................      6,932,000
       Interest-bearing..........................    293,448,000
                                                     -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
  Federal funds purchased.......................................     2,556,000
  Securities sold under agreements to repurchase................     1,568,000
Trading liabilities.............................................    21,074,000
Other borrowed money:
    With original maturity of one year or less..................     7,837,000
    With original maturity of more than one year................     3,844,000
Mortgage indebtedness and obligations under capitalized leases..       220,000
Bank's liability on acceptances executed and outstanding........     1,386,000
Notes and debentures subordinated to deposits...................     4,700,000
Other liabilities...............................................     9,121,000
                                                                  ------------
TOTAL LIABILITIES...............................................  $187,622,000
                                                                  ------------
                                EQUITY CAPITAL
Common stock....................................................  $    751,000
Surplus.........................................................     5,928,000
Undivided profits and capital reserves..........................     5,373,000
Net unrealized holding gains (losses) on available-for-sale
 securities.....................................................       191,000
Cumulative foreign currency translation adjustments.............      (648,000)
                                                                  ------------
TOTAL EQUITY CAPITAL............................................  $ 11,595,000
                                                                  ------------
TOTAL LIABILITIES AND EQUITY CAPITAL............................  $199,217,000
                                                                  ============


  I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                            ROGER W. TRUPIN

  We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                            ++
PAUL J. COLLINS              +
PEI-YUAN CHIA                + +            Directors
CHRISTOPHER J. STEFFEN       +
                            ++